PROPERTIES OWNED BY SUMMIT HOTEL PROPERTIES, LLC AS OF DECEMBER 31, 2008

		Number of	Acquisition/	For the Year Ended December 31, 2008
Property Name	Franchise	Guest Rooms	Opening Date	Occupancy Rate	ADR	RevPAR

Ft. Smith, AR	Aspen Hotel	57	6/24/2003	56.06%	84.53	47.39
Flagstaff, AZ(1)	Flagstaff Suites	114	10/30/2008	29.37%	61.78	18.14
Bloomington, MN	Cambria Suites	113	11/15/2007	51.22%	106.64	54.62
Boise, ID	Cambria Suites	119	4/13/2007	62.65%	80.92	50.70
Baton Rouge, LA(1)	Cambria Suites	127	12/11/2008	18.86%	74.51	14.05
San Antonio, TX(1)	Cambria Suites	126	12/18/2008	17.52%	63.86	11.19
Ellensburg, WA	Comfort Inn	52	8/30/1996	59.38%	87.20	51.78
Fort Smith, AR	Comfort Inn	89	4/3/1995	70.01%	76.81	53.77
Missoula, MT	Comfort Inn	52	1/12/1996	72.64%	89.22	64.81
Salina, KS	Comfort Inn	60	3/27/1992	77.17%	68.86	53.14
Twin Falls, ID	Comfort Inn	52	10/24/1992	76.38%	91.52	69.90
Charleston, WV	Comfort Suites	67	4/20/2001	75.36%	88.06	66.36
Ft. Worth, TX	Comfort Suites	70	6/19/1999	60.64%	98.41	59.68
Lakewood, CO	Comfort Suites	62	4/29/1995	62.53%	99.08	61.95
St. Joseph, MO	Comfort Suites	65	8/10/1998	71.84%	74.89	53.80
Charleston, WV	Country Inn & Suites	64	7/23/2001	74.00%	95.67	70.80
Germantown, TN	Courtyard by Marriott	93	2/24/2005	69.53%	106.78	74.24
Jackson, MS	Courtyard by Marriott	117	2/24/2005	69.54%	109.89	76.42
Memphis, TN	Courtyard by Marriott	96	6/30/2005	61.05%	86.65	52.90
Missoula, MT	Courtyard by Marriott	92	12/16/2005	64.63%	108.41	70.07
Scottsdale, AZ	Courtyard by Marriott	153	8/1/2003	64.16%	143.75	92.23
Baton Rouge, LA	Fairfield Inn by Marriott	79	2/13/2004	79.61%	99.36	79.10
Bellevue, WA	Fairfield Inn by Marriott	144	7/30/1997	60.72%	141.57	85.96
Boise, ID	Fairfield Inn by Marriott	63	4/7/1995	61.80%	80.41	49.69
Denver, CO	Fairfield Inn by Marriott	161	6/19/1997	77.80%	106.10	82.55
Emporia, KS	Fairfield Inn by Marriott	57	12/12/1994	66.31%	75.67	50.18
Germantown, TN	Fairfield Inn by Marriott	80	6/16/2005	60.72%	86.32	52.41
Lakewood, CO	Fairfield Inn by Marriott	63	4/14/1995	61.22%	102.31	62.63
Lewisville, TX	Fairfield Inn by Marriott	71	12/7/2000	68.71%	85.97	59.07
Salina, KS	Fairfield Inn by Marriott	63	6/1/1994	75.33%	68.84	51.86
Spokane, WA	Fairfield Inn by Marriott	86	5/1/1995	69.80%	101.96	71.17
Bloomington, MN	Hampton Inn	146	9/28/2007	62.64%	131.23	82.20
Boise, ID	Hampton Inn	64	5/1/1995	68.14%	93.26	63.55
Denver, CO	Hampton Inn	149	7/24/2003	50.44%	112.20	56.59
El Paso, TX	Hampton Inn	139	8/1/2005	84.36%	119.34	100.68
Ft. Collins, CO	Hampton Inn	75	11/1/1996	62.07%	99.43	61.72
Ft. Smith, AR	Hampton Inn	178	10/4/2005	68.67%	106.64	73.23
Ft. Wayne, IN	Hampton Inn	119	2/1/2006	68.36%	97.97	66.97
Ft. Worth, TX	Hampton Inn	105	11/19/2007	65.95%	121.76	80.30
Medford, OR	Hampton Inn	75	6/25/2001	70.18%	106.64	74.84
Provo, UT	Hampton Inn	87	1/24/1996	74.20%	94.19	69.89
Twin Falls, ID	Hampton Inn	75	4/28/2004	73.19%	102.42	74.96
Ft. Collins, CO	Hilton Garden Inn	120	9/21/2007	42.15%	107.04	45.12
Boise, ID	Holiday Inn Express	63	6/21/2005	67.27%	87.99	59.19
Emporia, KS	Holiday Inn Express	58	8/30/2000	76.84%	88.34	67.88
Las Colinas, TX	Holiday Inn Express	128	5/2/2007	38.66%	87.07	33.66
Sandy, UT	Holiday Inn Express	88	3/26/1998	73.65%	99.49	73.27

		Number of	Acquisition/	For the Year Ended December 31, 2008
Property Name	Franchise	Guest Rooms	Opening Date	Occupancy Rate	ADR	RevPAR

Twin Falls, ID	Holiday Inn Express	59	5/28/1999	77.50%	99.93	77.45
Vernon Hills, IL	Holiday Inn Express	119	12/30/1999	52.84%	95.75	50.59
Atlanta, GA	Hyatt Place	150	4/12/2006	71.35%	87.43	62.38
Las Colinas, TX	Hyatt Place	122	5/2/2007	45.85%	96.47	44.23
Ft. Wayne, IN	Residence Inn by Marriott	109	2/1/2006	72.70%	100.44	73.02
Germantown, TN	Residence Inn by Marriott	78	6/16/2005	68.72%	105.07	72.20
Jackson, MS	Residence Inn by Marriott	100	10/16/2007	82.75%	103.19	85.39
Baton Rouge, LA	SpringHill Suites by Marriott	78	2/13/2004	78.44%	104.36	81.86
Denver, CO	SpringHill Suites by Marriott	124	12/7/2007	54.10%	134.58	72.81
Lithia Springs, GA	SpringHill Suites by Marriott	78	2/13/2004	57.52%	85.10	48.95
Little Rock, AR	SpringHill Suites by Marriott	78	2/13/2004	70.42%	98.39	69.29
Nashville, TN	SpringHill Suites by Marriott	78	2/13/2004	77.54%	101.15	78.43
Scottsdale, AZ	SpringHill Suites by Marriott	123	8/1/2003	64.67%	119.06	77.00
Jackson, MS	Staybridge Suites	92	6/5/2007	78.51%	87.01	68.31
Baton Rouge, LA	TownePlace Suites by Marriott	90	2/13/2004	80.35%	91.53	73.54

Total		5854		66.15%	100.95	66.78

(1)	Properties acquired or opened during 2008. Operating data is for the period the hotel was owned by the Company.